As filed with the Securities and Exchange Commission on February 29, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-1336960
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

10578 Science Center Drive, Suite 125
San Diego, California 92121
(858) 401-7900
(Address of Principal Executive Offices)

AVIDITY BIOSCIENCES, INC. 2020 INCENTIVE AWARD PLAN

(Full Title of the Plans)

Sarah Boyce
President and Chief Executive Officer
Avidity Biosciences, Inc.
10578 Science Center Drive, Suite 125
San Diego, California 92121
(858) 401-7900
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Cheston J. Larson
Matthew T. Bush
Latham & Watkins LLP
12670 High Bluff Drive
San Diego, California 92130
(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This registration statement registers the offer and sale of an additional 3,963,742 shares of common stock, par value $0.0001 per share, of Avidity Biosciences, Inc. for issuance under the 2020 Incentive Award Plan (the “2020 Plan”). In accordance with Instruction E to Form S-8, the contents of the prior registration statements on Form S-8, (i) File No. 333-279033, filed with the Securities and Exchange Commission (“SEC”) on December 21, 2022, (ii) File No. 333- 264841, filed with the SEC on May 10, 2022 and (iii) File No. 333-239148, filed with the SEC on June 12, 2020, in each case previously filed with respect to the 2020 Plan, are hereby incorporated by reference herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2020 Plan as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
In this registration statement, Avidity Biosciences, Inc. is sometimes referred to as “registrant,” “we,” “us” or “our.”
Item 3. Incorporation of Documents by Reference.
The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•    our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 28, 2024;
•    our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2023 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022);
•    our Current Report on Form 8-K filed with the SEC on January 5, 2024; and
•    the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 9, 2020, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2020, and any amendment or report filed with the SEC for the purpose of updating the description.
     In addition, all documents filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Under no circumstances shall any information furnished under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides for such incorporation by reference.

Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation	8-K	001-39321	3.1	6/16/2020

3.2	Amended and Restated Bylaws	8-K	001-39321	3.1	12/13/2023

4.1	Form of Common Stock Certificate	S-1	333-238612	4.1	5/22/2020

5.1	Opinion of Latham & Watkins LLP					X

10.1	Avidity Biosciences, Inc. 2020 Incentive Award Plan, including forms of grant notices and agreements thereunder	10-K	001-39321	10.2	2/28/2024

23.1	Consent of BDO USA, P.C., independent registered public accounting firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)					X

24.1	Power of Attorney (see signature page)					X

107	Filing Fee Table					X

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 29, 2024.

AVIDITY BIOSCIENCES, INC.

By:	/s/ Sarah Boyce
Sarah Boyce President and Chief Executive Officer
Each person whose signature appears below hereby constitutes and appoints Sarah Boyce and Michael F. MacLean, jointly and severally, his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sarah Boyce Sarah Boyce	President, Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024

/s/ Michael F. MacLean Michael F. MacLean	Chief Financial and Chief Business Officer (Principal Financial and Accounting Officer)	February 29, 2024

/s/ Troy Wilson Troy Wilson, Ph.D., J.D.	Chair of the Board of Directors	February 29, 2024

/s/ Carsten Boess Carsten Boess	Director	February 29, 2024

/s/ Noreen Henig Noreen Henig, M.D.	Director	February 29, 2024

/s/ Edward Kaye Edward Kaye, M.D.	Director	February 29, 2024

/s/ Jean Kim Jean Kim	Director	February 29, 2024

/s/ Arthur A. Levin Arthur A. Levin	Director	February 29, 2024

/s/ Tamar Thompson Tamar Thompson	Director	February 29, 2024